UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-35629 (Commission File Number)	45-5538095 (IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441 (Address of principal executive offices, including ZIP code)

(763) 852-2950 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on April 24, 2020, in response to the impact of the COVID-19 pandemic on Tile Shop Holdings, Inc. (the “Company”), the economy and the industry, the Board of Directors of the Company (the “Board”) approved, and each executive officer agreed to, a temporary reduction in the base salaries otherwise payable to the executive officers, effective April 16, 2020 until such time as the Board determined otherwise. On July 21, 2020, the Board approved the reinstatement of the executive officers’ base salaries to their respective pre-reduction levels, effective July 1, 2020, which is the beginning of the Company’s payroll period.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) online on July 21, 2020, at which a total of 46,176,835 shares were present virtually or by proxy. At the Annual Meeting:

1.	Peter H. Kamin and Mark J. Bonney were elected to the Board as Class II directors to hold office until the 2023 Annual Meeting of Stockholders, and Deborah K. Glasser and Linda Solheid were elected to the Board as Class III directors to hold office until the 2021 Annual Meeting of Stockholders;

2.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified; and

3.	The compensation of the Company’s named executive officers was approved, on a non-binding and advisory basis.

The voting results for each such matter were as follows:

1.	Election of directors:

Nominee	For	Withheld	Broker Non-Votes
Peter H. Kamin	30,766,181	1,552,034	13,858,620
Mark J. Bonney	28,597,581	3,720,634	13,858,620
Deborah K. Glasser	31,997,663	320,552	13,858,620
Linda Solheid	28,614,160	3,704,055	13,858,620

Philip B. Livingston’s term of service as a Class II director ended at the Annual Meeting. The other members of the Board whose terms of office continued after the Annual Meeting were Peter J. Jacullo III and Cabell H. Lolmaugh. Mr. Kamin serves as Chairman of the Board.

Following the Annual Meeting, the committees of the Board were reconstituted as follows: (i) Audit Committee – Mark J. Bonney (chair), Peter J. Jacullo III, Peter H. Kamin and Linda Solheid; (ii) Compensation Committee – Peter J. Jacullo III (chair), Mark J. Bonney and Deborah K. Glasser; and (iii) Nominating and Corporate Governance Committee – Peter H. Kamin (chair), Deborah K. Glasser and Linda Solheid. The Company anticipates forming an Independent Transaction Committee, which is expected to initially be comprised of Mark J. Bonney (chair) and Linda Solheid.

2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
42,326,471	3,832,978	17,386	0

3.	Approval, on a non-binding and advisory basis, of named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
31,519,958	509,556	288,701	13,858,620

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
	By:	/s/ Nancy DiMattia
Date: July 22, 2020	Name: Nancy DiMattia
Title: Senior Vice President and Chief Financial Officer